Exhibit 99.1

ClearSign Technologies Corporation Provides Third Quarter 2024 Update

Company Achieves Record Quarterly Revenue of $1.85MM

TULSA, Okla., November 20, 2024 -- ClearSign Technologies Corporation (Nasdaq: CLIR) (“ClearSign” or the “Company”), an emerging leader in industrial combustion and sensing technologies that support decarbonization, improve operational and energy efficiency, enable the use of hydrogen as a fuel and enhance safety while dramatically reducing emissions, today provides an update on operations for the quarter ended September 30, 2024.

“We are happy to report a record revenue quarter of almost two million dollars,” said Jim Deller, Ph.D., Chief Executive Officer of ClearSign. “We are very encouraged by our growing pipeline of projects to be shipped, installed and in engineering phases. Our sales channels are expanding through a network of partners, OEM’s and engineering firms, and we believe this is an integral part of expanding our sales operation. From our installed base to third-party testing like the California GET program, our operational performance continues to provide additional compelling data for our products and supports our reputation as a solution provider,” concluded Dr. Deller.

Recent strategic and operational highlights during, and subsequent to, the end of the third quarter 2024 include:

Reported Record Quarterly Revenue: For the third quarter of 2024, the Company recognized approximately $1.85 million in revenues compared to $85 thousand for the comparable period in 2023. The year-over-year increase in revenues was driven predominantly by the shipment of an order for 20 process burners to a California refinery customer.

Announced Flare Order for Energy Company in California: The order from a prior flare customer is for the initial engineering for a flare retrofit to be installed at a production facility. The final product is expected to be fabricated and shipped in the second quarter of 2025 and to be installed at the customer’s site in the San Joaquin Valley of California.

Announced Public Release of California Statewide Gas Emerging Technologies (GET) Report on Boiler Burners: The study, sponsored by Southern California Gas Company ("SoCalGas"), was to test and quantify the emissions improvements and efficiency gains for the ClearSign Core™-Rogue ultra-low NOx boiler burner compared to a conventional (or baseline) ultra-low-NOx burner operating in the same boiler. Specifically, the report concluded that the ClearSign ultra-low NOx burner demonstrates material savings for fuel and electricity while producing ultra-low NOx levels and was capable of NOx levels lower than the baseline burner.

Announced Burner Orders for Power Generation Customers in Oklahoma and Missouri: ClearSign has received two burner orders approximately a month apart from Exotherm Corporation of Houston, Texas (“Exotherm”). The first burner order was for installation in a heater in Oklahoma for use by a power generation company. The second burner order is from a different power generation company for installation and use in Missouri.

Announced Order for Multi Heater Project for Texas Petrochemical Facility: The Company received the initial engineering order from engineering and heater manufacturer Birwelco USA Inc. (a BIH Group company) as the first phase of a project to retrofit four process heaters with a total of 26 ClearSign Core™ burners to be installed in the Gulf Coast facility of a Fortune 500 global chemical company.

Cash and cash equivalents were approximately $14.5 million as of September 30, 2024.

There were 50,234,407 shares of the Company’s common stock issued and outstanding as of September 30, 2024.

The Company will be hosting a call at 5:00 PM ET today. Investors interested in participating on the live call can dial 1-800-836-8184 within the U.S. or 1-646-357-8785 from abroad. Investors can also access the call online through a listen-only webcast at  https://app.webinar.net/4grpJ5DdkyV or on the investor relations section of the Company's website at http://ir.clearsign.com/overview.

The webcast will be archived on the Company's investor relations website for at least 90 days and a telephonic playback of the conference call will be available by calling 1-888-660-6345 within the U.S. or 1-646-517-4150 from abroad. Conference ID #65937. The telephonic playback will be available for 7 days after the conference call.

About ClearSign Technologies Corporation

ClearSign Technologies Corporation designs and develops products and technologies for the purpose of decarbonization and improving key performance characteristics of industrial and commercial systems, including operational performance, energy efficiency, emission reduction, safety, the use of hydrogen as a fuel and overall cost-effectiveness. Our patented technologies, embedded in established OEM products as ClearSign Core™ and ClearSign Eye™ and other sensing configurations, enhance the performance of combustion systems and fuel safety systems in a broad range of markets, including the energy (upstream oil production and down-stream refining), commercial/industrial boiler, chemical, petrochemical, transport and power industries. For more information, please visit www.clearsign.com.

Cautionary note on forward-looking statements

All statements in this press release that are not based on historical fact are “forward-looking statements.” You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may,” “will” or other similar expressions. While management has based any forward-looking statements included in this press release on its current expectations on the Company’s strategy, plans, intentions, performance, or future occurrences or results, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, the Company’s ability to successfully deliver, install, and meet the performance obligations of the Company’s burners in the California and Texas market, and any other markets the Company may sell products in; the performance of the Company’s products, including its ultra-low NOx burner and the related fuel and electricity savings; the Company’s ability to timely fabricate and ship its burners; the Company’s ability to further expand the sale of ultra-low NOx process and boiler burners; the Company’s ability to successfully perform engineering orders; the Company’s ability to successfully develop the 100% hydrogen burner with the Phase 2 grant funding; general business and economic conditions; the performance of management and the Company’s employees; the Company’s ability to obtain financing, when needed; the Company’s ability to compete with competitors; whether the Company’s technology will be accepted and adopted and other factors identified in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission and available at www.sec.gov and other factors that are detailed in the Company’s periodic and current reports available for review at www.sec.gov. Furthermore, the Company operates in a competitive environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and, except as may be required by law, undertakes no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter become aware.

For further information:

Investor Relations:

Matthew Selinger

Firm IR Group for ClearSign

+1 415-572-8152

mselinger@firmirgroup.com

ClearSign Technologies Corporation and Subsidiary

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share data)	September 30,	December 31,
	2024	2023
ASSETS

Current Assets:
Cash and cash equivalents	$14,486	$5,684
Accounts receivable	749	287
Contract assets	149	188
Prepaid expenses and other assets	610	350
Total current assets	15,994	6,509

Fixed assets, net	245	275
Patents and other intangible assets, net	855	836

Total Assets	$17,094	$7,620

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable and accrued liabilities	$1,486	$366
Current portion of lease liabilities	82	71
Accrued compensation and related taxes	401	703
Contract liabilities	174	1,116
Total current liabilities	2,143	2,256
Long Term Liabilities:
Long term lease liabilities	128	172
Total liabilities	2,271	2,428

Commitments and contingencies (Note 9)

Stockholders’ Equity:
Preferred stock, $0.0001 par value, zero shares issued and outstanding	—	—
Common stock, $0.0001 par value, 50,234,407 and 38,687,061 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	5	4
Additional paid-in capital	112,686	98,922
Accumulated other comprehensive loss	(16)	(17)
Accumulated deficit	(97,852)	(93,717)
Total stockholders' equity	14,823	5,192

Total Liabilities and Stockholders' Equity	$17,094	$7,620

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

ClearSign Technologies Corporation and Subsidiary

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
(in thousands, except share and per share data)	September 30,		September 30,
	2024	2023	2024	2023

Revenues	$1,859	$85	$3,006	$1,129
Cost of goods sold	1,308	61	1,976	870

Gross profit	551	24	1,030	259

Operating expenses:
Research and development	329	93	1,012	440
General and administrative	1,655	1,428	4,840	4,649

Total operating expenses	1,984	1,521	5,852	5,089

Loss from operations	(1,433)	(1,497)	(4,822)	(4,830)

Other income, net
Interest income	146	85	284	237
Government assistance	131	38	395	145
Gain from sale of assets	—	—	—	5
Other income, net	1	42	8	204
Total other income, net	278	165	687	591

Net loss	$(1,155)	$(1,332)	$(4,135)	$(4,239)

Net loss per share - basic and fully diluted	$(0.02)	$(0.03)	$(0.09)	$(0.11)

Weighted average number of shares outstanding - basic and fully diluted	54,714,910	38,562,127	46,986,914	38,459,313

Comprehensive loss
Net loss	$(1,155)	$(1,332)	$(4,135)	$(4,239)
Foreign-exchange translation adjustments, net of taxes	5	(1)	1	(13)
Comprehensive loss	$(1,150)	$(1,333)	$(4,134)	$(4,252)